UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 21, 2010 (December 16, 2010)

ARKANSAS BEST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-19969	71-0673405
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3801 Old Greenwood Road Fort Smith, Arkansas	72903
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (479) 785-6000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

On December 16, 2010, Judge Susan Webber Wright of the U.S. District Court for the Eastern District of Arkansas granted the motion to dismiss the case brought by Arkansas Best Corporation’s (Nasdaq: ABFS) largest subsidiary, ABF Freight System, Inc. (ABF), for lack of subject matter jurisdiction in the case that was filed on November 1, 2010 against the International Brotherhood of Teamsters and other parties including several YRC Worldwide subsidiaries (Nasdaq: YRCW) for violation of the National Master Freight Agreement, the collective bargaining agreement covering most unionized trucking employees in the country.  ABF is reviewing the ruling and is considering its potential course of action, including possibly an appeal of the decision to the United States Court of Appeals for the Eighth Circuit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARKANSAS BEST CORPORATION
(Registrant)

Date:	December 21, 2010	/s/	Michael R. Johns
Michael R. Johns,
Vice President — General Counsel and
Corporate Secretary